Exhibit 10.9

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

[Important Note] In order to protect the legitimate rights and interests of the borrower, the borrower should carefully read and fully understand all the terms of this contract before signing this contract (especially the terms of exemption or limitation of liability, application of law and dispute resolution, and other bold terms). Please pay special attention to the loan issuance conditions stipulated in Article 2 of the loan contract, the repayment and overdue collection arrangements stipulated in Article 7 of the quota contract, and the liability agreement for breach of contract. If the borrower disagrees with or can't accurately understand any terms of this contract, or has any problems in the process of applying and using this loan service, it can consult, complain and make suggestions to the lender through 95384. The confirmation of the contract by the borrower or the authorized representative of the borrower on the operation page is deemed that the borrower has read and agreed to the contract and agreed to sign the contract with electronic signature, and the contract will come into force legally.

Loan Contract (Kechuang Loan 20210429)

ContractNo.: KCDJJ20210729036184

WHEREAS: The Borrower and Weizhong Bank, through equal consultation, apply for loan line/comprehensive credit line from Weizhong Bank, and both parties, in accordance with relevant laws and regulations, The loan amount with the contract number of KCDED20210729012841 was concluded. Contract "(hereinafter referred to as" quota contract "); To apply for a loan from Weizhong Bank, the borrower and Weizhong Bank sign this Loan Contract (hereinafter "This Contract") is the single loan contract under the quota contract, and the relevant agreements (including but not limited to the loan purpose, the borrower's statement and commitment, the liability for breach of contract) and relevant guarantees under the quota contract are also applicable to this contract.

Article 1 Loan Elements

1.1	Annual loan interest rate (annualized comprehensive cost of funds): 5.4%. I.e. one before signing this loan contract.

The latest one-year loan market quoted interest rate (LPR) published by the National Interbank Funding Center on weekdays+1.55%.

1.2	Repayment method (arrangement of repayment of principal and interest): The repayment plan shown by Party A to Party B through the interactive page of the loan platform shall prevail.

1.3	The loan interest rate is based on the latest one-year loan market quotation rate published by the National Interbank Funding Center one working day before the signing of this contract.

(LPR) Addition and subtraction point formation. The loan under the loan contract adopts the annualized fixed interest rate, and the interest is calculated according to the actual number of days of the loan. For the loan that has been issued, the fixed interest rate will remain unchanged by the simple interest calculation method, and it will not be affected by the adjustment of LPR. Daily interest rate = annual interest rate /360.

1.4	For other loan elements, please refer to Annex III "Loan Receipt".

Article 2 Issuance of loans

2.1	Party A has the right to examine the following matters before the loan is issued, and decide whether to issue the loan according to the examination results:

(1)	Whether Party B has completed the legal procedures (if any) related to the loan under this contract, such as government permission, approval, registration and delivery, in accordance with the provisions of relevant laws and regulations;

(2)	Whether the guarantee contract related to the quota contract and/or this contract has come into effect (if any);

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(3)	Whether Party B has paid off the expenses related to this contract (if any);

(4)	Whether Party B meets the loan conditions agreed in this contract;

(5)	And whether the business and financial status of Party B's guarantor (if any) has changed adversely;

(6)	Whether Party B's repayment intention and guarantor's (if any) guarantee intention change;

(7)	Whether Party B violates this contract.

2.2	The loan under this contract is non-revolving.

2.3	Before the loan is issued, if Party A is unable to issue the loan under this contract due to the change of national macro-control policy, the requirements of regulatory authorities for controlling the credit scale or credit investment, or the fund arrangement of Party A, Party A has the right to stop issuing the loan or terminate this contract, and Party B has no objection to this.

2.4	Party B shall use the loan under this contract according to the purpose agreed in Article 1 of this contract, and shall not use the loan funds for the following purposes:

(1)	And the purchase of houses and repayment of mortgage loans;

(2)	Buying stocks, bonds, futures, financial derivatives and asset management products and other investments;

(3)	Equity investment in fixed assets and equity;

(4)	Other uses prohibited by laws and regulations.

2.5	Loan issuance and payment

(1)	For the loan paid by itself, Party A shall, according to Party B's withdrawal application, release the loan funds to the corporate account provided by Party B to Party A, and Party B shall independently pay it to the counterparty meeting the agreed purpose.

(2)	For the entrusted loan, Party A will directly pay the loan funds to the designated account of the counterparty designated by Party B according to Party B's withdrawal application and payment entrustment. Party B promises to provide the business contract and other supporting materials related to the payment application according to the requirements of Party A, and guarantees that the above supporting materials are true, legal and effective.

2.6	Loan management

After the loan is issued, Party A has the right to ask Party B to provide information such as transaction object, payment amount and corresponding business contracts and other supporting materials through the financing platform and other methods required by Party A, and regularly inform Party A of the payment of loan funds. Party A has the right to check and supervise the use of loan funds through account analysis, voucher inspection, self-visit or on-site investigation by appointing a third-party service organization, and has the right to request Party B to make a summary report on the use of loan funds as the case may be, and Party B shall cooperate.

2.7	If Party A repeatedly lends money or doesn't lend money due to problems such as Party A's system reasons and lending channels, Party B irrevocably authorizes Party A to directly deduct the redundant and undelivered money from Party B's repayment account and collection account.

Article 3 Repayment

3.1    Party B shall make repayment according to the repayment amount and date of each installment listed in the repayment plan shown to Party B by Party A through the interactive page of the financing platform (referring to the Internet operation page where the borrower can inquire about the application, signing and repayment of this loan, including but not limited to the mobile phone client, WeChat official account, H5 page and PC website operated or approved by Party A, the same below).

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3.2    Party B shall take the initiative to inquire the transaction details through the financing platform to confirm the transaction content. The transaction records kept by Party A under this contract are the true credentials for using the loan, which are binding on Party B.. Party B shall not deny the borrowing behavior or transaction amount on the grounds that it has not received the statement or seen the transaction details.

3.3    Repayment account: refers to the bank account that the borrower applies for and uses this loan service and provides the lender with deduction (including the bank account set up by Party A for Party B

Special internal account for repayment), and the repayment account shall be subject to Article 1 of this contract.

Before Party B has paid off all the loan principal, interest and expenses under this contract and the quota contract (if any, the expenses include but are not limited to all expenses paid by Party A for realizing the creditor's rights, such as attorney fees, legal fees, arbitration fees, travel expenses, announcement fees, delivery fees, execution fees, transfer fees, entrustment fees of third-party collection agencies, etc.), Party B shall not change or cancel the repayment account.

3.4    When there are many outstanding loans, Party A has the right to limit the loan order and the lower limit of the amount settled by Party B in advance, which shall be subject to the final result after Party A accepts Party B's prepayment application. If the loan is settled in advance after Party A's examination and approval, the prepayment penalty will be waived.

☐ Party B has the right to apply for early settlement.

Party B cannot repay the loan in advance within 360 natural days after withdrawal.

3.5    Party A has the right to request Party B to repay according to one of the following two repayment methods through the system:

(1)	Active repayment: Party B actively repays the loan principal and interest and related expenses to Party A.

(2)	Automatic repayment (withholding repayment): Party B shall deposit the due amount into the repayment account one day before the agreed repayment date. Party B hereby irrevocably authorizes Party A to deduct the loan principal, interest and expenses (if any) under the Contract from the repayment account.

3.6  Party B hereby confirms and authorizes that, when the balance of repayment account is insufficient, Party A has the right to reduce the deduction amount and make multiple deductions. If the automatic deduction fails due to various reasons (including but not limited to insufficient balance of repayment account), Party B hereby irrevocably authorizes Party A to deduct the corresponding amount from any account of Party B in Party A (including the special internal account for repayment set up by Party A for Party B) to pay off the maturity or withdrawal under a single loan.

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The due loan principal, interest and expenses (if any) until all debts of Party B under any single loan contract are paid off.

3.7 Party B shall repay the loan principal, interest and expenses (if any) due under this contract on time and in full. If any installment fails to repay the loan in full and on time, Party A has the right to announce that the loan is due immediately and ask Party B to repay all the loans, and impose a penalty interest on the overdue loans from the overdue date.

3.8 In case of any inconsistency between this Loan Contract and the loan contract in the "repayment" section of Article 3, this Loan Contract shall prevail.

Article 4 Supplementary Provisions

4.1 Other matters not mentioned herein shall be subject to the agreement in the quota contract.

Annex I:

Commitment to stabilizing posts

The Borrower promises to create conditions to promote employment and stabilize employment in accordance with the requirements of the state, province and city, and not to lay off employees or reduce employees, and to use the loan granted by the Lender for the purpose of working capital of the unit, including but not limited to paying employees' wages, paying social insurance premiums, job transfer training, skills upgrading training and other working capital needs of the Borrower.

At the same time, the borrower promises to pay unemployment insurance premiums in full for employees in accordance with the law, take the initiative to take social responsibility, and take effective measures not to lay off employees, or the rate of lay-off is lower than the registered urban unemployment rate in this city.

If it is inconsistent with the promise, the borrower shall bear the responsibility.

Annex II:

Commitment

letter of fund

use

The Borrower promises that it shall use the loan under the Contract according to the purpose agreed in Article 1 of the Contract, and shall not use the loan funds for the following purposes:

(1)	And the purchase of houses and repayment of mortgage loans;

(2)	Buying stocks, bonds, futures, financial derivatives and asset management products and other investments;

(3)	Equity investment in fixed assets and equity;

(4)	Other uses prohibited by laws and regulations.

Party A has the right to supervise the purpose, destination and use of the loan funds by means of account analysis, voucher inspection, self-visit or on-site investigation by appointing a third-party service organization, and has the right to request Party B to make a summary report on the use of the loan funds as the case may be, and Party B shall cooperate.

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Once Party A finds that the loan has been misappropriated in the real estate field, it will immediately take back the loan, reduce the credit line, and pursue Party B's corresponding legal responsibilities.

Annex III:

Loan receipt

The borrower applies to Shenzhen Qianhai Weizhong Bank Co., Ltd. (hereinafter referred to as "Weizhong Bank") for a loan, and both parties, according to their true intentions, and through consultation and consensus, hereby enter into this loan receipt. This receipt is the specific loan voucher under the Loan Line Contract signed by both parties with the number of [KCDED20210729012841].

Lender (Party A): Shenzhen Qianhai Weizhong Bank Limited

Borrower (Party B)

Name of Borrower: Shenzhen Bestman Precision Instrument Co., Ltd.

Address of the Borrower: E-mail address (e-mail address) of the Borrower on the 8th floor of Yifang Building, No.315 Shuangming Avenue, Dongzhou Community, Guangming Street, Guangming District, Shenzhen; [*]

Legal representative/operator/person in charge: Bai Yong

E-mail address of legal representative/operator/person in charge: [*]

Mobile phone number of the legal representative/operator/responsible person (mobile phone number delivered electronically): [*]

Borrowing information

Loan amount: 600,000.00 Loan term: 12 installments.

Annual loan interest rate: 5.4%, that is, one working day before the signing date of this contract.

The national interbank lending center announced the most. New one-year loan market quoted interest rate (LPR)+1.55%

Loan release date: July 29th, 2021; due date: July 28th, 2022.

Purpose of loan: Party B's working capital turnover.

mode of payment √ Independent payment entrusted payment
Collection information Collection account name: Shenzhen Bestman Precision Instrument Co., Ltd. Collection account number: [*] Payee Bank: Huaxia Bank

Repayment information

Repayment account name: Shenzhen Bestman Precision

Instrument Co., Ltd. Enterprise loan special user repayment

account number: [*]

Repayment date: 28th of each month.

Repayment of principal and interest: The repayment plan shown to Party B on the loan platform page shall prevail.

Operator: Bai Yong

Special reminder: If the actual lending date of Party A's system is inconsistent with the contents of the loan receipt element table, the actual lending date of Party A's system shall prevail; The maturity date may change according to the change of loan date.

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(This page is the signature page of the Loan Contract with the number KCDJJ20210729036184)

Party A (seal):

Date of signature: 2021 July 29th

Party B (seal):

Signed: July 29th, 2021

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